News Release
FOR IMMEDIATE RELEASE

Terex Corporation Announces Second Quarter 2015
Financial Results Conference Call

Westport, CT, July 20, 2015 - Terex Corporation (NYSE:TEX) will host a one-hour conference call to review its second quarter 2015 financial results on Thursday, July 30, 2015 at 8:00 a.m. EDT. Ronald M. DeFeo, Chairman and CEO, will host the call. The Company will release its financial results prior to the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Contact Information:
Elizabeth Gaal
Investor Relations Associate
Phone: 203-222-5942
Email: elizabeth.gaal@terex.com

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com